Pricing Supplement Dated:  October 20, 1998                   Rule 424(b)(2)
(To Prospectus dated January 9, 1997 and                      File No. 333-18921
Prospectus Supplement dated January 14, 1997)

                                 TRIBUNE COMPANY
                     Medium-Term Notes, Series E-Fixed Rate
--------------------------------------------------------------------------------
Principal Amount: 1,500,000                              Interest Rate: 5.50%
Price to Buyer: 1,485,960                                Stated Maturity Date:
Agent's Discount or Commission: 9,375                      October 6, 2008
Net Proceeds to Issuer:  1,476,585                       Original Issue Date:
                         plus accrued interest             October 22, 1998

--------------------------------------------------------------------------------

Interest Payment Dates:  May 15 & November 15
Redemption:
/X/    The Notes cannot be redeemed prior to the Stated Maturity Date.
/ /    The Notes may be redeemed prior to the Stated Maturity Date.
       Initial Redemption Date:
       Initial Redemption Percentage:
       Annual Redemption Percentage Reduction:  % until Redemption Percentage is
                                                100% of the principal amount.

Optional Repayment:
/X/ The Notes cannot be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
/ / The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
       Optional Repayment Dates:
       Repayment Price:  100%

Currency:  US Dollars
       Specified Currency:  US Dollars
         (If other than U.S. dollars, see attached)
       Minimum Denominations:
         (Applicable only if Specified Currency is other than U.S. dollars)

Original Issue Discount:      / / Yes           /X/ No
       Total Amount of OID:
       Yield to Maturity:
       Initial Accrual Period:

Form:  /X/  Book-Entry        / / Certificated

Agent: / /  Merrill Lynch & Co.
       /X/  J.P. Morgan Securities Inc.
       / /  Salomon Smith Barney
       / /  Citicorp Securities, Inc.

Agent acting in the capacity as indicated below:
       /X/  Agent             / / Principal

If as principal:
       / / The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
       / / The Notes are being offered at a fixed initial public offering price of ___% of principal amount.

If as Agent:
         The Notes are being offered at a fixed initial public offering price of 99.064% of Principal Amount.

Other Provisions: Plus accrued interest of $3,666.67 owed to issuer.

Pricing Supplement Dated:  October 20, 1998                   Rule 424(b)(2)
(To Prospectus dated January 9, 1997 and                      File No. 333-18921
Prospectus Supplement dated January 14, 1997)

                                 TRIBUNE COMPANY
                     Medium-Term Notes, Series E-Fixed Rate
--------------------------------------------------------------------------------
Principal Amount: 9,000,000                              Interest Rate: 5.50%
Price to Buyer: 8,915,760                                Stated Maturity Date:
Agent's Discount or Commission: 56,250                     October 6, 2008
Net Proceeds to Issuer:  8,859,510                       Original Issue Date:
                         plus accrued interest             October 22, 1998
--------------------------------------------------------------------------------

Interest Payment Dates:  May 15 & November 15
Redemption:
/X/    The Notes cannot be redeemed prior to the Stated Maturity Date.
/ /    The Notes may be redeemed prior to the Stated Maturity Date.
       Initial Redemption Date:
       Initial Redemption Percentage:
       Annual Redemption Percentage Reduction:  % until Redemption Percentage is
                                                100% of the principal amount.

Optional Repayment:
/X/ The Notes cannot be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
/ / The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
       Optional Repayment Dates:
       Repayment Price:  100%

Currency:  US Dollars
       Specified Currency:  US Dollars
         (If other than U.S. dollars, see attached)
       Minimum Denominations:
         (Applicable only if Specified Currency is other than U.S. dollars)

Original Issue Discount:      / / Yes           /X/ No
       Total Amount of OID:
       Yield to Maturity:
       Initial Accrual Period:

Form:  /X/  Book-Entry        / / Certificated

Agent: /X/  Merrill Lynch & Co.
       / /  J.P. Morgan Securities Inc.
       / /  Salomon Smith Barney
       / /  Citicorp Securities, Inc.

Agent acting in the capacity as indicated below:
       /X/  Agent             / / Principal

If as principal:
       / / The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
       / / The Notes are being offered at a fixed initial public offering price of ___% of principal amount.

If as Agent:
       The Notes are being offered at a fixed initial public offering price of 99.064% of Principal Amount.

Other Provisions: Plus accrued interest of $22,000.00 owed to issuer.

Pricing Supplement Dated:  October 20, 1998                   Rule 424(b)(2)
(To Prospectus dated January 9, 1997 and                      File No. 333-18921
Prospectus Supplement dated January 14, 1997)

                                 TRIBUNE COMPANY
                     Medium-Term Notes, Series E-Fixed Rate
--------------------------------------------------------------------------------
Principal Amount: 7,000,000                              Interest Rate: 5.50%
Price to Buyer: 6,934,480                                Stated Maturity Date:
Agent's Discount or Commission: 43,750                     October 6, 2008
Net Proceeds to Issuer:  6,890,730                       Original Issue Date:
                         plus accrued interest             October 22, 1998
--------------------------------------------------------------------------------

Interest Payment Dates:  May 15 & November 15
Redemption:
/X/    The Notes cannot be redeemed prior to the Stated Maturity Date.
/ /    The Notes may be redeemed prior to the Stated Maturity Date.
       Initial Redemption Date:
       Initial Redemption Percentage:
       Annual Redemption Percentage Reduction:  % until Redemption Percentage is
                                                100% of the principal amount.

Optional Repayment:
/X/ The Notes cannot be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
/ / The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
       Optional Repayment Dates:
       Repayment Price:  100%

Currency:  US Dollars
       Specified Currency:  US Dollars
         (If other than U.S. dollars, see attached)
       Minimum Denominations:
         (Applicable only if Specified Currency is other than U.S. dollars)

Original Issue Discount:      / / Yes           /X/ No
       Total Amount of OID:
       Yield to Maturity:
       Initial Accrual Period:

Form:  /X/  Book-Entry        / / Certificated

Agent: / /  Merrill Lynch & Co.
       / /  J.P. Morgan Securities Inc.
       /X/  Salomon Smith Barney
       / /  Citicorp Securities, Inc.

Agent acting in the capacity as indicated below:
       /X/  Agent             / / Principal

If as principal:
       / / The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
       / / The Notes are being offered at a fixed initial public offering price of ___% of principal amount.

If as Agent:
       The Notes are being offered at a fixed initial public offering price of 99.064% of Principal Amount.

Other Provisions: Plus accrued interest of $17,111.11 owed to issuer.